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                                                                    Exhibit 99.5
                         AGREEMENT - POWER OF ATTORNEY


     WHEREAS, NATIONAL CAPITAL UNDERWRITERS, INC., a District of Columbia corporation (hereinafter referred to as the "Underwriter"), desires to serve as Attorney-in-Fact for NATIONAL CAPITAL RECIPROCAL INSURANCE COMPANY, organized and operating under Title 35, Section 1301, et seq., of the District of Columbia
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Code (hereinafter referred to as "Company"); and

     WHEREAS, the Company desires to have the Underwriter serve as its Attorney-in-Fact;

     NOW THEREFORE, it is agreed by and between the Underwriter and the Company as follows:

     (1) The address of the principal office of the Underwriter is 2170 Wisconsin Avenue, N.W., Washington, D.C. 20007 and the principal office of the Company is 2170 Wisconsin Avenue, N.W., Washington, D.C. 20007.

     (2) The Company hereby authorizes the Underwriter:

          (a) To accept service of process upon the Company;

          (b) To execute and deliver on behalf of the Company any and all documents the Underwriter deems necessary or desirable to secure a Certificate of Authority to transact insurance business in the District of Columbia and, if directed by the Company, like certificates in Maryland and Virginia to transact insurance business in those states.

The Company also authorizes the Underwriter to appoint such other agents and attorneys for the service of process upon the Company, including designated public officials as the laws or regulations of the District of Columbia, Maryland or Virginia governing the conduct of insurance business therein may from time to time require.

     (3) Subject to the control, supervision and direction of the Board of Governors of the Company, which shall retain all powers not herein specifically delegated by the Company to the Underwriter, the Underwriter agrees to act as Attorney-in-Fact for the Company and its member subscribers in the exchange of contracts of insurance and reinsurance among member subscribers and to perform the services herein specified for the Company honestly and efficiently in strict accordance with the law, the applicable requirements of governmental and nongovernmental regulatory and supervisory authorities, and generally accepted good insurance and business practices consistent with the financial well-being and general welfare of the Company.

     As used herein, "Board" means the Board of Governors of the Company.
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     (4) Subject to the limitations hereinbefore and hereinafter set forth, the
Underwriter shall be responsible for the production, underwriting, exchanging and servicing of contracts of insurance for the Company and its members, and preserving standards of operation approved by the Board consistent with sound insurance principles.

     (5) The Underwriter shall make such regular and special reports and furnish such information to the Board, reasonably related to the affairs of the Company as the Board may request, and provide the Board with monthly balance sheets and operating statements of the Company.

     The Company, at its own expense, shall at all times have the right to make or have made by independent experts employed by the Company such regular or special studies or reports concerning the Company's affairs as the Board may deem appropriate.

     (6) Subject to the limitations hereinbefore and hereinafter set forth, the Underwriter shall:

          (a) Provide adequate personnel and facilities to perform the services herein agreed to be performed by the Underwriter for the Company and perform the acts herein mentioned.

          (b) Solicit, receive and accept or reject applications for insurance to be issued by the Company in accordance with underwriting standards approved by the Board.

          (c) Investigate and pass upon the desirability of the risks involved in the applications for insurance in accordance with good insurance practices and reasonable standards fixed by the Board.

          (d) Underwrite, classify, rate and issue policies and binders of insurance and reinsurance for the Company which are actuarially sound, in accordance with good insurance practices and reasonable standards fixed by the Board.

          (e) Establish and maintain for the Company and as the Company's property complete and accurate records of all policies written by the Company, in accordance with the law, good insurance practices and reasonable standards fixed by the Board.

          (f) Collect, receive and account for all subordinated surplus loans and premiums paid for insurance issued, and deposit all of said funds in a bank or banks to the account of the Company as soon as practicable in

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              accordance with good business practices and
              reasonable standards fixed by the Board, and pay therefrom the expenses provided by this Agreement

          (g) Establish and maintain for the Company and as the Company's property, all records required by law, good insurance and accounting practices and the Board, and prepare for the Company all reports required by governmental and nongovernmental regulatory and supervisory authorities, except income tax returns.

          (h) Produce such reinsurance, automatic or facultative, required by law, good insurance and business practices, keep the necessary records for the Company in connection therewith, and report all reinsurance treaties to the Board. No portfolio, quota share or coinsurance treaty or pooling agreement shall be executed without prior consent or authorization of the Board, and every such transaction shall be reported to the Board at its next meeting after the execution thereof.

          Subject to such standards as may be fixed by the Board, the Underwriter is expressly authorized to cede and accept on behalf of the Company without the prior consent of the Board, facultative reinsurance on any individual policy or two or more policies issued to or with respect to the same insured or related insureds.

          (i) Provide and equip proper and adequate offices, furnish all automobiles and other equipment, stationery, forms, printing and supplies for conduct of the functions required to be performed under this Agreement by the Underwriter for the Company.

          (j) Provide and maintain an adequate claims service and personnel (including a medical director if deemed necessary by the Underwriter) and facilities for the handling of all claims against the Company and for the payment thereof on behalf of the Company. The Underwriter shall recover promptly for the Company are reinsurance due on claims paid.

          (k) Appoint and terminate agencies in accordance with specific directions by the Board.

          (l) At the request of any member of the Board, furnish him, within a reasonable time, with the most recent operating statement and balance sheet of the Company.

          (m) Retain investment counsel for the Company.

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          (n) Prepare mailings, advertisements, newsletters and other promotional material for the Company, in accordance with reasonable standards fixed by the Board.

          (o) Prescribe and determine the policies of a loss prevention program and establish procedures for implementing such a program, including conduction of seminars and workshops, promulgating educational materials, and securing personnel therefor.

          (p) Do any and all other things necessary to carry out the foregoing.

     The Governors and officers of the Company, and any person authorized by the Board, shall have access to the records herein referred to at all times and the right to make extracts therefrom and duplicates thereof.

     The Underwriters shall bear all expenses in connection with services specified in this paragraph (6) to be rendered by the Underwriter in connection with the affairs of the Company, including the payment of commissions to brokers or agents, except the following charges, costs and expenses which are to be borne by the Company, to wit:

     (6-1)  Special expenses authorized by the Board.

     (6-2) Losses and claim payments under contracts of insurance written through the Company.

     (6-3)  All allocable claims expense as defined in the National Association
                                                           --------------------
            of Insurance Commissioners Examiners Handbook under "Claim
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            Adjustment Services" except that the cost of independent adjusters and outside claims adjustment facilities shall be included in unallocable claims expense and borne by the Underwriter.

     (6-4) Governmental charges, license fees, Insurance Department fees and examination charges, board and bureau fees, and all other statutory charges, and charges for services levied or charged against the Company or in connection with the Company's business.

     (6-5)  Taxes, imposed upon the Company whether state, local or federal.

     (6-6) All fees and expenses of auditing the Company's books and records by independent auditors and of preparation or review by the Company's accountants of the Company's income tax returns over and above the furnishing of basic income tax data for the Company by the Underwriter to the accountants.

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     (6-7)  All fees and expenses in connection with the collection of premiums, including but not limited to, fees and expenses of attorneys, collection or credit agencies.

     (6-8)  Fees and expenses of the Board.

     (6-9)  Premiums on reinsurance ceded.

     (6-10) Fees of independent or salaried investment counsel selected by the Board.

     (6-11) Direct investment expenses, other than accounting and administrative services performed by the Underwriter.

     (6-12) Salaries and expenses of officers and employees of the Company as authorized by the Board.

     (6-13) Expense of disbursement of dividends to policyholders, preparation and mailing of notices of such meetings and printing and mailing of reports to members of the Company.

     (6-14) Rental lease or purchase cost of office space, office furniture and equipment, office decorating and motor vehicles required for use of the Underwriter and the Company.

     (7) The fees of the Underwriter for the services performed for the Company shall be the basic fees provided for in paragraph (8). The fees of the Underwriter shall be computed upon the basis of insurance accounting practices acceptable to the Insurance Department of the District of Columbia. The basic fees of the Underwriter shall be computed monthly and shall be payable within thirty (30) days after the end of the accounting month subject to verification and adjustment, if necessary, on the annual audit by the Company's independent public accountants.

     (8) Subject to the provisions of paragraph (9), the basic fees of the Underwriter for each twelve-month period shall be computed as follows:

          (a) For underwriting services: the underwriting fee for all lines of insurance shall be an amount equal to actual expenses but not to exceed eighteen percent (18%) of billed premiums less return premiums and premiums written off as uncollectible. Periodic payments of the fee will be in amounts slightly greater than budgeted expenses for the periods. On reinsurance assumed, the Underwriter shall be entitled to such underwriting fee as is fixed by the Board.

     It is specifically understood by the Underwriter and the Company that any and all fees paid to the Underwriter by the Company pursuant to this Agreement are to offset equally the

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legitimate expenses of the Underwriter incurred in this formation and in performing their services for the Company described in this Agreement, and that any and all amounts in excess of such expenses of the Underwriter are returnable to the Company at the end of the first fiscal year of the Underwriter, and each fiscal year of the Underwriter thereafter while this Agreement remains in effect, and shall serve as a reduction of the fees payable by the Company pursuant to the terms of this Agreement.

     (9) The basic fees of the Underwriter specified in paragraph (8) shall be renegotiated by the parties on the second and each succeeding anniversary date of this Agreement in the light of the experience of the parties hereunder.

     If upon any such renegotiation the parties are unable to reach agreement on an adjustment in the basic fees to the Underwriter hereunder, the matter shall be submitted to arbitration under paragraph (19) of this Agreement.

     (10) (a)    This Agreement is one for personal service by the Underwriter;
it cannot be assigned by the Underwriter without the prior written consent of the Company and in addition to any other termination rights of the Company specified elsewhere herein, the Company may terminate this Agreement forthwith upon written notice to the Underwriter in the event of corporate merger or other form of reorganization in which the Underwriter is a party or a transfer by the Underwriter of substantially its entire assets and business.

          (b) The Underwriter may delegate and subcontract functions for which it is responsible at the Underwriter's expense, but shall remain fully responsible for the proper performance of such delegated functions.

          (c) It is acknowledged further by the parties that it is their intention to underwrite and place exclusively in and with the Company, casualty insurance as defined by Section 35-1514(2) of the District of Columbia Insurance Code covering doctors of medicine or osteopathy. In furtherance thereof, the Underwriter agrees that it will not engage, directly or indirectly, in any activities that are incompatible with such intention and its realization nor will it underwrite or place any insurance products in areas in which the Company is active in any insurer other than the Company, unless and only to the extent the Company by action of its Board consents thereto.

          (d) The Underwriter agrees further to give the Company, in writing, not less than twenty (20) days' advance notice of any intention on the part of the Underwriter to merge or reorganize or effect a transfer of substantially its entire business and assets of which it is aware or anticipates, and of the intention of the Underwriter or any of its subsidiaries to acquire any material interest in or affiliation with an insurer other than the Company, or any insurance producer or allied business, or to expand the activities of the Underwriter in areas in which the Company is active beyond those contemplated herein.

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          (e)    The Company agrees to give the Underwriter, in writing, not less than twenty (20) days' advance notice of any intention on the part of the Company to merge or reorganize or effect a transfer of substantially its entire business and assets or to directly or indirectly engage in any business other than the business of casualty insurance.

     (11) Subject to ratification by the Board or an appropriate committee thereof, and subject to investment policies determined by the Board, the Underwriter, at the request of the Board, shall negotiate and consummate investment transactions of the Company.

     (12) The Board shall prescribe and determine the policies of the Company upon the following:

          (a) Underwriting, claims and the classes and lines of insurance to be transacted.

          (b)  The classes of risks to be accepted

          (c)  Reinsurance ceded and assumed.

          (d)  The multiple of premium writing to policyholders' surplus.

          (e)  Investments.

     The Board, in its sole discretion, may also require the Underwriter to terminate the appointment of any agent of the Underwriter, and may require the Underwriter to cancel any specific risk or class of risks.

     This paragraph (12) shall, in no way, be construed to limit or restrict the lawful powers of the Board.

     (13) As used herein, "Anniversary Date" means the first day of the calendar month in which insurance is first bound or policies are issued by the Company.

     Upon execution, this Agreement shall be effective for a term of five (5) years from the Anniversary Date and shall continue indefinitely thereafter, unless terminated by either party at the fifth, or any subsequent Anniversary Date, by written notice to the other given at least one (1) year prior to the effective date of termination. In the event that either party gives such notice of termination, the Company shall have the right during the year preceding the termination date, to make any and all arrangements necessary or desirable, in its discretion, to provide for personnel and facilities for the performance of the services performed under this Agreement by the Underwriter, and the Underwriter will cooperate with the Company toward the end that there will be an orderly transfer of management services functions in respect to Company's business from the Underwriter to the Company or its designee.

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     (14) Either party may terminate this Agreement prior to expiration of its term:

          (a) Effective forthwith upon written notice to the other party, because of fraud or dishonesty by the other party, provided that such notice shall be given promptly upon discovery of fraud or dishonesty.

          (b) Effective thirty (30) days after written notice to the other party, because of a material breach by the other party, provided that such notice shall be given promptly upon discovery of such breach and either the other party fails to remedy the breach within thirty (30) days after notice, or if said breach reasonably cannot be remedied within thirty (30) days to agree to remedy such breach within a specified time agreed upon by the parties which shall be reasonable and shall not exceed one (1) year. If the breaching party fails to remedy the breach within the agreed specified time, this Agreement shall terminate at the expiration of the agreed specified time.

     (15) Upon termination of this Agreement:

          (a) The Underwriter shall deliver to the Company all records and information of every kind concerning the affairs of the Company in the possession , custody or control of the Underwriter, including but not limited to trade lists, expirations and agency or production connections; and

          (b) The underwriter shall have no right to compete with the Company for such business and agency or production connection for a period of five (5) years in the District of Columbia, Maryland or Virginia.

     (16) From and after the effective date of termination of this Agreement for any reason:

          (a) The cost of operating the Company, including all loss adjustments on claims theretofore or thereafter arising, shall be borne solely by the Company, and the Underwriter shall have no responsibility therefor, except as provided in paragraph (17).

          (b) The Company shall have the exclusive ownership and right to use the name National Capital Reciprocal Insurance Company.

     (17) No provision of this Agreement shall preclude either party from recovering damages, if any, sustained by reason of any conduct described in paragraph (14).

     (18) With respect to those provisions of this Agreement that reserve to the Board the right to fix reasonable standards, the parties agree that prior to the adoption of any such standards

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by the Board, a draft of proposed standards shall be submitted by the Company to, and discussed by the Company with, the Underwriter and any recommendations made by the Underwriter will be taken into consideration by the Board. This paragraph shall in no way modify the authority of the Board to adopt and fix reasonable standards as to any matter with respect to which this authority is reserved to said Board under other provisions of this Agreement.

     (19) In the event of any dispute or difference of opinion arising under or with respect to this Agreement or of the inability of the parties to reach agreement at any renegotiation of the basic compensation of the Underwriter pursuant to paragraph (9), the controversy shall be submitted to arbitration, one arbiter to be chosen by each of the two parties before the entry into arbitration. The two arbiters shall choose a third, hereinafter called the "umpire." Each of the arbiters and the umpire (a) shall be a principal executive officer or former principal of a casualty insurance company that transacts a substantial volume of liability insurance, and (b) who has had personal experience of not less than five (5) years' duration in the liability business.

     The arbiters shall consider this Agreement as an honorable engagement rather than merely a legal obligation; they may abstain from following strict rules of law and are relieved of all judicial formalities except that they shall allow the parties an opportunity to be heard after reasonable notice before reaching any decision.

     The decision of arbiters shall be final and binding upon both parties, but if the arbiters fail to agree, they shall call the umpire and decision of the majority then shall be final and binding. The parties each shall bear the expense of its own arbiter and shall jointly and equally bear with the other the expense of the umpire and of the arbitration. Any such arbitration shall take place in Washington, D.C., unless some other location is mutually agreed upon by the parties.

     (20) This Agreement - Power of Attorney shall be governed by the laws of the District of Columbia and those instances where applicable, by the laws of Maryland or Virginia.

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